UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2021

Whitestone REIT
(Exact name of registrant as specified in charter)

Maryland	001-34855	76-0594970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner,	Suite 500,	77063
Houston,	Texas
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 827-9595
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule #14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, par value $0.001 per share	WSR	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed in Item 8.01 below regarding Jack L. Mahaffey’s decision not to stand for re-election to the Board of Trustees (the “Board”) of Whitestone REIT (the “Company”) at the conclusion of his present term is incorporated herein by reference.

Item 8.01 Other Events.

As previously disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 14, 2021, at the Company's 2021 Annual Meeting of Shareholders held on May 13, 2021, Jack L. Mahaffey was reelected by a plurality of votes cast, but received more votes "withheld" from his election than "for" his election. In accordance with the Corporate Governance Guidelines adopted by the Board for plurality voting with majority resignation standard, Mr. Mahaffey tendered his conditional resignation to the Board on May 13, 2021.

Pursuant to the Corporate Governance Guidelines, the Nominating and Corporate Governance Committee (the "Committee") of the Board considered Mr. Mahaffey's tendered resignation and made a recommendation to the full Board whether to accept or reject the conditional resignation. Mr. Mahaffey did not participate in the deliberations of the Committee or of the Board. In determining whether to accept or reject Mr. Mahaffey's conditional resignation, the Committee and the Board considered a number of factors relative to the best interests of the Company and its shareholders, including the following:

•Mr. Mahaffey’s significant contributions to the growth, governance, and stability of the Company throughout his tenure as trustee since 2000;
•the value of Mr. Mahaffey’s institutional knowledge, expertise and familiarity with the Company’s business resulting from such tenure;
•Mr. Mahaffey’s past roles as the Chairman of various committees of the Board;
•the overall performance of the Company during Mr. Mahaffey’s tenure as a trustee and his commitment to the continued success of the Company;
•the composition, needs and makeup of the Board, including the mix of talent, skill and experience represented;
•the overall benefits derived, and to be derived, by the Board and Company management from Mr. Mahaffey’s participation in and contributions to Board discussions; and
•the difficulty of replacing Mr. Mahaffey’ experience and expertise on the Board.

After consideration and discussion of all these factors, the Board determined that the resignation of Mr. Mahaffey would be detrimental to, and not in the best interests of, the Company and its shareholders. The Board unanimously voted on July 15, 2021, to decline Mr. Mahaffey’s offer of resignation. Accordingly, Mr. Mahaffey will continue to serve as a trustee of the Company until the Company’s 2022 Annual Meeting of Shareholders or until Mr. Mahaffey’s successor is duly elected and qualified or his earlier resignation or removal. On July 15. 2021, Mr. Mahaffey notified the Board that he will not stand for re-election at the conclusion of his present term. Mr. Mahaffey’s decision not to stand for re-election was not related to any disagreement with the Company.

The Board is mindful of the results of our 2021 Annual Meeting and intends to re-affirm its commitment to the evolving corporate governance standards sought by certain of our larger institutional shareholders and proxy advisory organizations. As a result, the Board has determined to, among others: (i) conduct a shareholder outreach program to understand and discuss shareholder concerns and (ii) appoint David F. Taylor, the Company’s Lead Independent Trustee, to replace Mr. Mahaffey as chairman of the Committee effective as of July 15, 2021.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT
Date:	July 20, 2021	By: /s/ David K. Holeman
Name: David K. Holeman Title: Chief Financial Officer